As filed with the Securities and Exchange Commission on February 20, 2024
Registration No. 333-
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Snap One Holdings Corp.
(Exact name of registrant as specified in its charter)

Delaware	82-1952221
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1800 Continental Boulevard, Suite 200
Charlotte, North Carolina 28273
(704) 927-7620
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Snap One Holdings Corp. 2021 Equity Incentive Plan
Snap One Holdings Corp. 2021 Employee Stock Purchase Plan
(Full title of the plans)

JD Ellis
Chief Legal Officer
1355 West Innovation Way, Suite 125
Lehi, Utah 84043
(801) 523-3100
(Name, address, including zip code, and telephone number, including area code, of agent for service)

With copies to:
William B. Brentani
Heidi Mayon
Simpson Thacher & Bartlett LLP
2475 Hanover Street
Palo Alto, California 94304
Tel: (650) 251-5000
Fax: (650) 251-5002

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐	Smaller reporting company	☒

		Emerging growth company	☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

This Registration Statement on Form S-8 is being filed for the purpose of:

(i.)Registering an additional 1,624,911 shares of common stock, par value $0.01 per share (“Common Stock”), of Snap One Holdings Corp. (the “Company”) reserved for issuance under the Snap One Holdings Corp. 2021 Employee Equity Incentive Plan (the “Equity Incentive Plan”). These additional shares of Common Stock are additional securities of the same class as other securities for which an original registration statement (File No. 333-258212) on Form S-8 was filed with the Securities and Exchange Commission (the “Commission”) on July 28, 2021 (the “2021 Registration Statement”). These additional shares of Common Stock become reserved for issuance as a result of the operation of the “evergreen” provision of the Equity Incentive Plan, which provides that on the first day of each fiscal year during the period beginning on and including January 1, 2022 and ending on and including July 17, 2031, the number of shares available for issuance under the Equity Incentive Plan will be increased pursuant to a specified formula.

(ii.)Registering an additional 346,434 shares of Common Stock of the Company reserved for issuance under the Snap One Holdings Corp. 2021 Employee Stock Purchase Plan (the “ESPP”). These additional shares of Common Stock are additional securities of the same class as other securities listed on the 2021 Registration Statement. These additional shares of Common Stock become reserved for issuance as a result of the operation of the “evergreen” provision of the ESPP, which provides that on the first day of each calendar year during the period beginning on and including January 1, 2022 and ending on and including January 1, 2031, the number of shares available for issuance under the ESPP will be increased pursuant to a specified formula.

Pursuant to General Instruction E to Form S-8, the contents of the 2021 Registration Statement are incorporated by reference into this Registration Statement, to the extent not modified or superseded hereby or by any subsequently filed document which is incorporated by reference herein or therein.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents filed with the Commission by the Company pursuant to the Securities Act and the Securities Exchange Act of 1934, as amended (the “Exchange Act”), are hereby incorporated by reference in this Registration Statement:

(a)
The Company's Annual Report on Form 10-K for the fiscal year ended December 30, 2022, filed with the Commission on March 15, 2023 (the “Form 10-K”) (as amended by Amendment No. 1 to the Form 10-K, filed with the Commission on June 30, 2023);

(b)
The Company’s Quarterly Reports on Form 10-Q for the fiscal quarters ended: March 31, 2023, filed with the Commission on May 10, 2023 (as amended by Amendment No. 1 to the Form 10-Q, filed with the Commission on June 30, 2023); June 30, 2023, filed with the Commission on August 9, 2023; and September 29, 2023, filed with the Commission on November 8, 2023;

(c)	All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act, since the end of the fiscal year covered by the Company’s 10-K referred to in (a) above, excluding any documents or portions of such documents that are furnished under Item 2.02 or Item 7.01 of a current report on Form 8-K and any exhibits included with such Item; and
(d)
The description of the Company's securities contained in Exhibit 4.2 of the Company's 10-K referred to in (a) above, including any amendment or report filed for the purpose of updating such description.

All documents that the Company subsequently files pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this Registration Statement (except for any portions of the Company’s Current Reports on Form 8-K furnished pursuant to Item 2.02 or Item 7.01 thereof and any corresponding exhibits thereto not filed with the Commission) and prior to the filing of a post-effective amendment to this Registration Statement indicating that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8. Exhibits.

The following exhibits are filed as part of this Registration Statement:

Exhibit Number	Description of Document

4.1
 Third Amended and Restated Certificate of Incorporation of Snap One Holdings Corp. (incorporated by reference to Exhibit 3.1 of the Registrant’s Form 10-Q for the quarterly period ending June 25, 2021, as filed with the Commission on August 27, 2021).

4.2
Second Amended and Restated Bylaws of Snap One Holdings Corp. (incorporated by reference to Exhibit 3.2 of the Registrant’s Form 10-Q for the quarterly period ending June 25, 2021, as filed with the Commission on August 27, 2021).

5.1*	Opinion of Simpson Thacher & Bartlett LLP.

23.1*	Consent of Deloitte & Touche LLP.

23.2*	Consent of Simpson Thacher & Bartlett LLP (included as part of Exhibit 5.1).

24.1*	Powers of Attorney (included in the signature pages to this Registration Statement).

107*	Filing Fee Table.

99.1
Snap One Holdings Corp. 2021 Equity Incentive Plan (incorporated by reference to Exhibit 10.8 of Snap One Holdings Corp.’s Registration Statement, as filed with the SEC on July 19, 2021(hereinafter the “Registration Statement filed on July 19”).

99.2	Amendment No. 1 to the 2021 Equity Incentive Plan, dated as of February 15, 2023 (incorporated by reference to Exhibit 10.1 of the Current Report on Form 8-K filed on February 16, 2023).

99.3	Snap One Holdings Corp. 2021 Employee Stock Purchase Plan (incorporated by reference to Exhibit 10.12 filed with Snap One Holdings Corp’s Registration Statement filed on July 19, 2021).

*	Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, Georgia, on February 20, 2024.

Snap One Holdings Corp.

By:	/s/ John Heyman
Name: John Heyman
Title: Chief Executive Officer

The undersigned directors and officers of Snap One Holdings Corp. hereby constitute and appoint John Heyman, Michael Carlet and JD Ellis and each of them, any of whom may act without joinder of the other, the individual’s true and lawful attorneys in fact and agents, with full power of substitution and resubstitution, for the person and in his or her name, place and stead, in any and all capacities, to sign this registration statement and any or all amendments, including post effective amendments to the Registration Statement and all other documents in connection therewith to be filed with the SEC, granting unto said attorneys in fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys in fact as agents or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereto.

Pursuant to the requirements of the Securities Act, this registration statement and power of attorney have been signed by the following persons in the capacities indicated on February 20, 2024.

Signature	Title

/s/ John Heyman
John Heyman	Chief Executive Officer and Director (Principal Executive Officer)

/s/ Michael Carlet
Michael Carlet	Chief Financial Officer (Principal Financial and Accounting Officer)

/s/ Erik Ragatz
Erik Ragatz	Chairman of the Board

/s/ Jacob Best
Jacob Best	Director

/s/ Thomas Hendrickson
Thomas Hendrickson	Director

/s/ Annmarie Neal
Annmarie Neal	Director

/s/ Adalio Sanchez
Adalio Sanchez	Director

/s/ Kenneth R. Wagers III
Kenneth R. Wagers III	Director

/s/ Amy S. Vanden-Eykel
Amy Steel Vanden-Eykel	Director